Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

ViroPharma Incorporated:

We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-184539, No. 333-168420, No. 333-160910, No. 333-152724, No. 333-136447, No. 333-34129, No. 333-38248, No. 333-60951, No. 333-38256, No. 333-109600 and No. 333-127188), registration statements on Form S-3 (No. 333-156422, No. 333-37960, No. 333-64482, No. 333-99533, No. 333-122315, No. 333-123994, and No. 333-141411) and registration statement on Form S-4 (No. 333-153088) of ViroPharma Incorporated of our reports dated February 27, 2013, with respect to the consolidated balance sheets of ViroPharma Incorporated as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2012, and the effectiveness of internal control over financial reporting as of December 31, 2012, which reports appear in the December 31, 2012 Annual Report on Form 10-K of ViroPharma Incorporated.

/s/ KPMG LLP

Philadelphia, Pennsylvania
February 27, 2013